EXHIBIT 3.2


                                     FORM OF
                                 FIRST RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                            NEXAR TECHNOLOGIES, INC.


         Nexar Technologies, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         1.       The name of the corporation is:

                            Nexar Technologies, Inc.

         2. The Certificate of Incorporation of the corporation was filed with the Secretary of State of Delaware on March 7, 1995 under its original name, Tantric Systems Corp. A Certificate of Amendment was filed with the Secretary of State of Delaware on March 28, 1995 changing the corporation's name to Dynasys Systems Corporation. Additional Certificates of Amendment were filed with the Secretary of State of Delaware on January 22, 1996 and March 28, 1996, the latter of which changed the name of the corporation to Nexar Technologies, Inc.

         3. This First Restated Certificate of Incorporation integrates and further amends the Certificate of Incorporation of the corporation, as previously restated and amended, by amending Articles Second, Fourth, Eighth, Ninth, Tenth and Eleventh, and by adding Articles Twelfth, Thirteenth, Fourteenth and Fifteenth, all as set forth in this First Restated Certificate of Incorporation.

         4. This First Restated Certificate of Incorporation was duly proposed and declared advisable by the Board of Directors of the corporation in accordance with the applicable provisions of Sections 242 and 245 of the General Corporation Law of the State






of Delaware. The stockholders of the corporation duly approved this First Restated Certificate of Incorporation without a meeting by less than unanimous written consent, and prompt notice has been given to those stockholders who have not consented in writing, all in accordance with Section 228 of the General Corporation Law of the State of Delaware. The capital of the corporation has not been reduced by the amendments effected by this First Restated Certificate of Incorporation.

         5. This First Restated Certificate of Incorporation, as amended and restated herein, shall upon the effective date hereof, read as follows:

         FIRST:        The name of the corporation is:

                            Nexar Technologies, Inc.


         SECOND: The registered office of the corporation in the State of Delaware is located at 32 Loockerman Square, Suite L-100, City of Dover, County of Kent and the name of its registered agent is Corporation Service Company, formerly known as The Prentice-Hall Corporation System, Inc.

         THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: The total number of shares of capital stock which the corporation shall have authority to issue is 40,000,000, of which 30,000,000 shall be common stock, $0.01 par value per share ("Common Stock"), and 10,000,000 shall be preferred stock, $0.01 par value per share ("Preferred Stock"). The preferences, qualifications, limitations, restrictions and special or relative rights of each class of stock are as set forth below:

         A. Common Stock. All shares of Common Stock will be identical and will entitle holders thereof to the same preferences, qualifications, limitations, restrictions and relative and special rights.

                   (1) Voting Rights. Each outstanding share of Common Stock shall be entitled to vote on each matter on which the stockholders of the corporation shall be entitled to vote, and each holder of Common Stock shall be entitled to one vote for each share of such Common Stock held by such holder.


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                   (2) Preemptive  Rights. The holders of Common Stock shall not have preemptive rights to acquire additional shares of the stock of the corporation.

                   (3) Cumulative Voting. The holders of Common Stock shall not be entitled to cumulate their shares for the purpose of electing directors of the corporation, or for any other purpose.

                   (4) Dividends. The Board of Directors of the corporation (the "Board of Directors") may cause dividends to be paid to holders of shares of Common Stock out of funds legally available for the payment of dividends. Any dividend or distribution on the Common Stock shall be subject to the rights of the holders of the Preferred Stock.

                   (5) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation, the holders of the Common Stock shall be entitled, after payment or provision for payment of the debts and other liabilities of the corporation and the payment to the holders of the Preferred Stock of any preference on distributions in the liquidation, dissolution or winding up of the corporation, to share on a per share basis in the remaining net assets of the corporation.

         B. Preferred Stock. The Preferred Stock may be divided into, and may be issued from time to time in, one or more series. The Board of Directors is authorized from time to time to establish and designate one or more series of Preferred Stock, in addition to the series established and designated in this Article FOURTH, by fixing and determining the variations in the relative rights and preferences as between and among such series and any other classes of capital stock of the corporation and fixing or altering the number of shares comprising any such series and the designation thereof. The authority of the Board of Directors from time to time with respect to each subsequent series of Preferred Stock shall include, but not be limited to, determination of the following: (1) the designation of the series; (2) the number of shares of the series and (except where otherwise provided in the creation of the series) any subsequent increase or decrease therein; (3) the dividends, if any, for shares of the series and the rates, conditions, times, and relative preferences thereof; (4) the redemption rights, if any, and price or prices for shares of the series; (5) the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series; (6) the relative rights of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation; (7) whether the shares of the series shall be convertible into shares of any other class or series of shares of the corporation, and, if so, the specification of such other class or series, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates as of which such


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                   shares  shall  be   convertible   and  all  other  terms  and
                   conditions upon which such conversion may be made; (8) the voting rights, if any, of the holders of such series; and (9) such other designations, powers, preferences and relative,
                   participating,   optional  or  other  special   rights,   and
                   qualifications, limitations or restrictions thereof.

                   Subject to the foregoing powers of the Board of Directors with respect to series of Preferred Stock, the following is a statement of the designation of a series of Preferred Stock designated Convertible Preferred Stock, which shall consist of 45,684 shares, and the powers, preferences and relative rights, qualifications, limitations and restrictions thereof:

                   (1) Voting Rights. Each outstanding share of Convertible Preferred Stock shall be entitled to vote on each matter on which the stockholders of the corporation shall be entitled to vote, and each holder of Convertible Preferred Stock shall have the voting rights equal to the number of shares of Common Stock such Convertible Preferred Stock is convertible into on the record date of any matter to be voted on by the stockholders of the corporation.

                   (2) Preemptive Rights. The holders of Convertible Preferred Stock shall not have preemptive rights to acquire additional shares of the stock of the corporation.

                   (3) Cumulative Voting. The holders of Convertible Preferred Stock shall not be entitled to cumulate their shares for the purpose of electing directors of the corporation, or for any other purpose.

                   (4) Dividends. The Board of Directors may cause dividends to be paid to holders of shares of Convertible Preferred Stock out of funds legally available for the payment of dividends. Any dividend or distribution on the Convertible Preferred Stock shall be paid at the same rate and in the same manner as on the Common Stock.

                   (5)  Conversion   Rights.   Each  share  of  the  Convertible
                   Preferred Stock shall be converted at any time at the option of the holder thereof at the office of the corporation or any transfer agent for the Convertible Preferred Stock into such number (rounding to the closest whole number) of fully paid and non-assessable shares of Common Stock of the corporation as is determined by dividing the number of shares of Convertible Preferred Stock being converted by _____________.

                   (6) Liquidation.


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                          (a) In the  event  of any  voluntary  or  involuntary
                  liquidation, dissolution or winding up of the corporation, then, before any distribution or payment shall be made to or set apart for the holders of Common Stock, the holders of the Convertible Preferred Stock shall be entitled to receive from the assets of the corporation, with respect to each share of Convertible Preferred Stock held, an amount equal to $100.00 per share (the "Convertible Preferred Liquidation Preference") (such amount to be adjusted appropriately in the event of any stock dividend, stock split or a combination, or a similar recapitalization affecting the Convertible Preferred Stock) plus, in the case of each share, an amount equal to any dividend declared but unpaid thereon. If, upon the occurrence of any such liquidation, dissolution or winding up, the assets to be thus distributed among the holders of the Convertible Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then each issued and outstanding share of Convertible Preferred Stock shall entitle the holder thereof to a proportion of the assets to be distributed on a pro rata basis according to the Convertible Preferred Liquidation Preference, and the holders of the Common Stock shall in no event be entitled to participate in any such distribution in respect of their shares.

                           (b) A merger or consolidation of the corporation into
                   or with any other corporation, a merger of any other corporation into the corporation, or a sale, lease, exchange, transfer or similar disposition (other than a mortgage, grant of a security interest or pledge) by the corporation in one or a series of related transactions of all or substantially all of its assets shall be deemed, for purposes of this section (6) to be a liquidation, dissolution or winding up of the corporation unless, in the case of any such merger or consolidation, (i) the holders of Convertible Preferred Stock retain their existing shares of Convertible Preferred Stock or receive a security of the surviving or resulting corporation which entitles them to substantially equivalent rights and obligations as those of the Convertible Preferred Stock held by them or (ii) the holders of at least sixty percent (60%) of the then outstanding shares of the Convertible Preferred Stock agree that such merger or a consolidation or sale shall not be deemed a liquidation, dissolution or winding up of the corporation. Written notice of any proposed merger, consolidation, sale, lease, exchange, transfer or similar disposition meeting the foregoing description, in reasonable detail, shall be furnished to the holders of the Convertible Preferred Stock no later than thirty (30) days prior to the anticipated effective date thereof.

         FIFTH: The name and mailing address of the sole incorporator is as follows:

                   Name                   Mailing Address
                   ----                   ---------------


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                  N.S. Truax                   32 Loockerman Square, Suite L-100
                                               Dover, Delaware 19904


         SIXTH:  The corporation is to have perpetual existence.

         SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appoint for this corporation under
Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequent of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

         EIGHTH: The management of the business and the conduct of the affairs of the Corporation shall be vested in the Board of Directors. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

         To make, alter, amend, or repeal the by-laws of the corporation.

         To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

         To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

         When and as authorized by the stockholders in accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its Board of Directors shall deem expedient and for the best interests of the corporation.



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         To  determine  the  extent,  if any, to which and the time and place at which, and the conditions under which any stockholder of the Corporation may examine books and records now or hereafter required by statute to be kept open for inspection of stockholders of the Corporation.

         To provide, in any vote or votes authorizing liquidation of the Corporation or proceedings for its dissolution, for the distribution pro rata among the stockholders of the Corporation of assets of the Corporation, wholly or in part or kind, whether such assets be in cash or other property, that the board of directors of the Corporation may determine the value of the different assets of the Corporation for the purpose of such liquidation and that the board of directors may divide or authorize the division of such assets of the Corporation or any part thereof among the stockholders and the Corporation so that each stockholder will receive a proportionate amount in value (determined as aforesaid) of cash or property of the Corporation upon such liquidation or dissolution even though every stockholder may not receive a strictly proportionate part of each such asset.

         NINTH: Meetings of stockholders may be held at such place, either within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the corporation. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

         TENTH: Any amendment, repeal, or other alteration of this First Restated Certificate of Incorporation shall, unless proposed and declared advisable by the Board of Directors, require the affirmative vote of at least two-thirds of the outstanding shares of capital stock of the corporation entitled to vote in the election of directors. Subject to the foregoing, the corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute and this certificate of incorporation, and all rights conferred upon a stockholder, director or officer herein, are granted subject to this reservation.

         ELEVENTH: Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of
Section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

         TWELFTH: No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability, (i) for any breach of the director's duty of loyalty to



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the  corporation  or its  stockholders,  (ii) for acts of omissions  not in good faith or which involve  intentional  misconduct  or a knowing  violation of law,
(iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article TWELFTH to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended from time to time. Any repeal or modification of this Article TWELFTH shall not increase the personal liability of any director of the corporation for any act or occurrence taking place prior to such repeal or modification, or otherwise adversely affect any right or protection of a director of the corporation existing hereunder prior to the time of such repeal or modification.

         THIRTEENTH: The corporation shall, to the fullest extent permitted under the General Corporation Law of the State of Delaware, as amended from time to time, indemnify each of its directors, officers, employees and agents (each an "Indemnified Party") against all expenses (including, without limitation, attorneys' fees and expenses), liabilities, judgments, fines and amounts paid or otherwise due in respect of any action, suit or proceeding in which such Indemnified Party may be involved or with which he may be threatened, as a party or otherwise, whether or not he continues to be such at the time such expenses and liabilities shall have been imposed or incurred, by reason of his actions or omissions in connection with services rendered directly or indirectly to the corporation, such indemnification to include prompt payment of expenses in advance of the final disposition of any such action, suit or proceeding.

         FOURTEENTH:

         (a)  Number, Terms and Election of Directors.

         Subject to the rights, if any, of the holders of any class or series of Preferred Stock to elect additional directors under specified circumstances, the number of directors of the corporation shall be fixed and may be increased or decreased from time to time by the Board of Directors, but in no case shall the number be less than three nor more than fifteen.

         The directors shall be divided into three classes, as nearly equal in number as possible. One class of directors has been initially elected for a term expiring at the annual meeting of stockholders to be held in 1996, another class of directors has been initially elected for a term expiring at the annual meeting of stockholders to be held in 1997, and another class of directors has been initially elected for a term expiring at the annual meeting of stockholders to be held in 1998, with members of each class to hold office until their successors are elected and qualified. At each succeeding annual meeting of the stockholders of the corporation, the successors of the class of directors whose term expires at that meeting shall be elected by plurality vote of all votes cast at such meeting to hold



                                       8




office for a term expiring at the annual meeting of stockholders held in the third year following their year of election.

         (b)  Newly Created Directorships and Vacancies.

         Subject to the rights, if any, of the holders of any and all series of Preferred Stock to elect additional directors pursuant to the terms and conditions of such Preferred Stock, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board of directors, or by a sole remaining director. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of an incumbent director.

        (c)  Removal.

         Subject to the rights, if any, of the holders of any and all series of Preferred Stock to elect additional directors pursuant to the terms and conditions of such Preferred Stock, any director may be removed from office by the stockholders only for cause and only in the following manner. At any annual meeting or special meeting of the stockholders of the corporation, the notice of which shall state that the removal of a director or directors is among the purposes of the meeting, the affirmative vote of the holders of at least a majority of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of the directors, voting together as a single class, may remove such director or directors for cause.

         FIFTEENTH: Subject to the rights of the holders of any and all series of Preferred Stock:

                  (a) any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of the stockholders of the corporation and may not be effected by any consent in writing of such stockholders; and

                  (b) special meetings of stockholders of the corporation may be called only by the Chairman of the Board of Directors or the Chief Executive Officer of the corporation or by the Secretary of the corporation within ten (10) days after receipt of the written request of a majority of the Board of Directors.


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                   [Signatures appear on the following page.]












                                       10






         IN WITNESS WHEREOF, said NEXAR TECHNOLOGIES, INC. has caused its corporate seal to be hereunto affixed and this First Restated Certificate of Incorporation to be signed by Albert J. Agbay, its President, and attested by Steven Georgiev, its Secretary, this ____ day of December, 1996.

                                              By: ____________________________
                                                    Albert J. Agbay, President


ATTEST:

---------------------------
Steven Georgiev, Secretary

[Corporate Seal]



ds1-294649.1

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